HUBCO, INC.
                                                           1000 MacArthur Blvd.
                                                           Mahwah, NJ  07430
                                                           (NASDAQ:  HUBC)



AT THE COMPANY:                         AT THE FINANCIAL RELATIONS BOARD, INC.
Kenneth T. Neilson, Chairman            Kerry Thalheim/Regina Lenihan
Pres. & CEO - (201) 236-2631            675 Third Avenue
D. Lynn Van Borkulo-Nuzzo               New York, NY  10017
Executive Vice President                (212) 661-8030
(201) 236-2641

FOR IMMEDIATE RELEASE
August 14, 1998


                   HUBCO, INC. COMPLETES IBS AND CNB MERGERS

Mahwah, New Jersey, August 14, 1998 - HUBCO, Inc. (NASDAQ:HUBC) today closed its acquisitions of IBS Financial Corporation (NASDAQ:BSF) and Community Financial Holding Corporation (NASDAQ:CMFH). The bank subsidiaries of these institutions, Inter-Boro Savings and Loan Association and Community National Bank, respectively, were both merged with and into Hudson United Bank, HUBCO's New Jersey banking subsidiary.

For HUBCO, Inc. these acquisitions provide a stronghold in the increasingly competitive market of southern New Jersey further strengthening the Hudson United Bank franchise. Hudson United Bank has branches throughout Atlantic, Bergen, Burlington, Camden, Essex, Gloucester, Hudson, Hunterdon, Middlesex, Morris, Ocean, Passaic, Somerset, Union and Warren counties.

In addition to Hudson United Bank, HUBCO, Inc. is the bank holding company for Lafayette American Bank which operates in Connecticut and Bank of the Hudson which operates in New York. HUBCO has a pending merger with Dime Financial Corporation of Wallingford. Connecticut.